UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    June 22, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 22, 2011, Hearth & Home of Ohio, Inc. (“Purchaser”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), entered into an Amendment with Christopher F. Brogdon (“Mr. Brogdon”) which amends that certain Option Agreement between Purchaser and Mr. Brogdon, dated June 22, 2010 (the “Option Agreement”) to extend the last date on which the option provided for thereby may be exercised from June 22, 2011 to June 22, 2012 (the “Amendment”). Pursuant to the Option Agreement, as amended, Purchaser has an exclusive and irrevocable option exercisable until June 22, 2012 to purchase from Mr. Brogdon 100% percent of the issued and outstanding membership interests of Riverchase Village ADK, LLC (“Riverchase”) for a purchase price of $100,000.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2010 (the “Previous Current Report”), the Company: (i) entered into a five-year management contract with Riverchase on June 22, 2010 to manage Riverchase and (ii) guaranteed the repayment by Riverchase of certain bonds owing to The Medical Clinic Board of the City of Hoover. The information disclosed in Item 1.01 of the Previous Current Report, including Exhibits 99.1 through 99.5 thereto, is incorporated herein by reference.

Mr. Brogdon is the Company’s Chief Acquisitions Officer and Vice Chairman of the Company’s Board of Directors and beneficially owns approximately 15% of the Company’s common stock. For a further description of the Company’s relationship with Mr. Brogdon, please see the section entitled “Certain Information and Related Party Transactions” of the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 22, 2011, which section is incorporated herein by reference.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Amendment between Hearth & Home of Ohio, Inc. and Christopher F. Brogdon, dated as of June 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Amendment between Hearth & Home of Ohio, Inc. and Christopher F. Brogdon, dated as of June 22, 2011.